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                                                                EXHIBIT 10.14.3

                      SECOND AMENDMENT TO LEASE AGREEMENT

         THIS SECOND AMENDMENT TO LEASE AGREEMENT (this "Second Amendment") is made and entered into this 7th day of June, 2000 by and between Cousins LORET Venture, L.L.C. ("Landlord") and Lodgian, Inc. ("Tenant").

                                  WITNESSETH:

         WHEREAS, CSB-Georgia Limited Partnership (predecessor-in-interest to Landlord) and Impac Hotel Group, L.L.C. ("Impac"; Impac being predecessor-in-interest to Tenant) have entered into that certain Lease Agreement (the "Original Lease") dated April 7, 1997, the purpose of which was to lease and rent approximately 21,817 square feet of net rentable area on floor 7 of the building known as Two Live Oak Center (the "Building");

         WHEREAS, Landlord and Impac have entered into that certain First Amendment to Lease Agreement dated May 8, 1998 (the "First Amendment"; the Original Lease and the First Amendment being referred to collectively as the "Lease"), the purpose of which was to increase the size of the premises to approximately 29,414 square feet of net rentable area (said space being referred to herein as the "Initial Premises"); and

         WHEREAS, Landlord and Tenant desire to amend the Lease in order to increase the size of the premises leased thereunder, and for the purposes set forth herein.

         NOW THEREFORE, for and in consideration of the premises, the mutual covenants contained herein, Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Landlord and Tenant, Landlord and Tenant do hereby covenant and agree as follows:

         1.       Addition to Leased Premises.

                  (a) The "Leased Premises", as that term is defined in the Lease, shall include, from and after June 11, 2000, an additional approximately 4,910 square feet of net rentable area on floor 3 of the Building as generally depicted on Exhibit "A" attached hereto and incorporated herein (the "Expansion Space"), such that the Leased Premises shall contain approximately 34,324 square feet of net rentable area.

                  (b) The Net Rental due with respect to the Expansion Space shall be as follows:

                           (i) Throughout the period beginning June 11, 2000 and ending April 30, 2001 (said period being the first "Expansion Space Lease Year"), Tenant hereby agrees to pay a net annual rental equal to Sixteen and 60/100 Dollars ($16.60) per square


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         foot of net rentable area of the Expansion Space (the "Expansion Space
         Net Rental Rate") in accordance with the terms hereof. As used herein, "Net Rental" for the Expansion Space shall mean an annual amount equal to the product of the yearly Expansion Space Net Rental Rate times the number of square feet of net rentable area of the Expansion Space, as such Expansion Net Rental Rate may be adjusted from Lease Year to Lease Year pursuant to the terms of this Second Amendment.

                           (ii) On the first day of each Subsequent Year (defined below), the Expansion Space Net Rental Rate shall be increased to an amount equal to the Expansion Space Net Rental Rate for the first Expansion Space Lease Year ($16.60) as set forth in Paragraph 1(b)(i) above, plus an amount equal to the product of ten
         (10) times the percentage increase in the Consumer Price Index for the Comparison Month (defined below) as compared to the Consumer Price Index for the Base Month (defined below), multiplied by the Expansion Space Net Rental Rate for the first Lease Year ($16.60); provided, however, in no event shall the Expansion Space Net Rental Rate for the Subsequent Year be less than the Expansion Space Net Rental Rate applicable to the Price Year (defined below) and in no event shall the Expansion Space Net Rental Rate for the Subsequent Year be greater than the amounts for the Expansion Space Lease Years shown:

                      Expansion Space                              Maximum Net
                        Lease Year                                Rental Rate

            Second Expansion Space Lease Year                        $17.19
            Third Expansion Space Lease Year                         $17.79
            Fourth Expansion Space Lease Year                        $18.41

                           (iii) As used in this Paragraph 1, the term "Expansion Space Lease Year" shall mean each twelve month period commencing on May 1 and expiring the following April 30 (except that (A) the first Expansion Space Lease Year shall begin June 11, 2000 and expire April 30, 2001, and (B) the final Expansion Space Lease Year shall begin May 1, 2003 and expire June 30, 2003). The term "Subsequent Year" shall mean each Expansion Space Lease Year of the lease term following the first Expansion Space Lease Year. The term "Prior Year" shall mean the Expansion Space Lease Year prior to each Subsequent Year. The term "Base Month" shall mean March, 2000. The term "Comparison Month" shall mean the calendar month which is two (2) months prior to the first full month of each Subsequent Year in question. The term "Consumer Price Index" shall mean the Consumer Price Index for all Urban Consumers (U.S. City Average; Base 1982-84=100), published by the Bureau of Labor Statistics of the United States Department of Labor. If the Consumer Price Index is changed so that it affects the calculations achieved hereunder, the Consumer Price Index shall be redefined in accordance with a conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Consumer Price Index is discontinued or revised during the Term of the Lease, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would have been


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         obtained if the Consumer Price Index had not been discontinued or revised. If the Consumer Price Index is discontinued and no government index or computation replaces same, Landlord and Tenant shall in good faith agree upon a suitable substitute.

                  (c) The Additional Rental due and payable with respect to the Expansion Space shall be, on a per rentable square foot basis, the same as the Additional Rental due with respect to the Initial Premises.

                  (d) Tenant shall accept the Expansion Space in its "AS IS" condition, and Landlord shall have no obligation to improve, or to provide any allowance for the improvement of, the Expansion Space.

         2. Additional Electrical Equipment. At the request, and at the expense, of the previous occupant of the Expansion Space, Landlord installed one (1) additional high voltage panel and one additional low voltage panel with associated transformers in the base building electrical closet on floor 3 of the Building (the "Additional Electrical Equipment"), and a meter to measure the electricity used through the Additional Electrical Equipment. Tenant shall have the right to use the Additional Electrical Equipment, and shall pay on demand the actual metered cost of electricity consumed through the Additional Electrical Equipment, plus any actual accounting expenses incurred by Landlord in connection with the metering thereof.

         3. Brokerage Disclosure. Tenant warrants and represents to Landlord that there are no broker's fees, real estate commissions, or similar fees due to any broker, agent or other party in connection with the negotiation or execution of this Second Amendment on behalf of Tenant other than Richard Bowers & Co. ("Broker"). Notwithstanding anything to the contrary contained in the Lease or any other agreement between Landlord and Broker, by its execution of this Second Amendment Broker hereby waives any commission or other fees otherwise due or payable in connection with Tenant leasing or occupying the Expansion Space. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all costs, expenses, liabilities, causes of action, claims or suits by any other party, including Broker, for compensation, commissions, fees or other sums claimed to be due or owing as a result of any relationship with the Tenant in connection with the execution of this document or in connection with Tenant's occupancy of the Expansion Space.

         4. Capitalized Terms. Except as otherwise provided herein, capitalized terms used herein shall have the meanings given them in the Lease.

         5. No Other Modifications. Except as modified by this Second Amendment, the Lease remains unmodified and of full force and effect.

         6. Georgia Law. This Second Amendment shall be construed and interpreted under and pursuant to the laws of the State of Georgia.

         7. Binding Nature. This Second Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective legal representatives, transfers, successors and assigns.


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         IN WITNESS WHEREOF, Landlord and Tenant have caused this Second
Amendment to be executed under seal and delivered as of the day and year first above written.

                               LANDLORD

                               COUSINS LORET VENTURE, L.L.C., a Georgia limited liability company

                               By: Cousins Properties Incorporated, a Georgia corporation, Member




                               By:   /s/ Jack A. LaHue
                                  ----------------------------------------------
                               Name:  Jack A. LaHue
                               Title:  Sr. Vice President

                               (CORPORATE SEAL)


                               By: LORET Holdings, L.L.L.P., a Georgia limited liability limited partnership, Member

                               By: Peachtree Investors Limited Partnership, a Pennsylvania limited partnership




                               By:   /s/ Douglas M. Firstenberg
                                  ----------------------------------------------
                               Name:  Douglas M. Firstenberg,
                                        general partner

                      [Signatures continued on Next Page]


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                   [Signatures continued from Previous Page]


                               TENANT

                               Lodgian, Inc.




                               By:   /s/ Robert S. Cole
                                  ----------------------------------------------
                               Its:  President




                               Attest:  /s/ [ILLEGIBLE]
                                      ------------------------------------------
                               Its:  Secretary

                               (CORPORATE SEAL)

                               Acknowledged, agreed to and consented to this ____ day of June, 2000


                               BROKER

                               Richard Bowers & Co.




                               By:   /s/ Richard E. Bowers
                                  ----------------------------------------------
                               Its:
                                   ---------------------------------------------

                               Attest:
                                      ------------------------------------------
                               Its:
                                   ---------------------------------------------

                               (CORPORATE SEAL)


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                                  EXHIBIT "A"
                                EXPANSION SPACE


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                                  EXHIBIT "A"

                     [Architectural Design of Floor Space]

APPROXIMATELY
4,185 USABLE SQUARE FEET

Third Floor Plan

TWO LIVE OAK CENTER
ATLANTA, GEORGIA

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